UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2018

Mylan N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	333-199861	98-1189497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Building 4, Trident Place, Mosquito Way, Hatfield Hertfordshire	AL10 9UL
(Address of Principal Executive Offices)	(Zip Code)

+44 (0) 1707-853-000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 9, 2018, Mylan Inc., a Pennsylvania corporation (the “Company”), and an indirect wholly-owned subsidiary of Mylan N.V., a public limited liability company (naamloze vennootschap) incorporated and existing under the laws of the Netherlands (the “Guarantor”), completed the offering of $750,000,000 aggregate principal amount of its 4.550% Senior Notes due 2028 (the “2028 Notes”) and $750,000,000 aggregate principal amount of its 5.200% Senior Notes due 2048 (the “2048 Notes” and, together with the 2028 Notes, the “Notes”). In connection with the issuance of the Notes, the Company entered into an indenture, dated as of April 9, 2018 (the “Indenture”), among the Company, as issuer, the Guarantor, as guarantor, and The Bank of New York Mellon, as trustee (the “Trustee”), and a Registration Rights Agreement, dated as of April 9, 2018 (the “Registration Rights Agreement”), among the Company, the Guarantor, and Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several initial purchasers of the Notes.

The Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to persons outside of the United States pursuant to Regulation S under the Securities Act.

Indenture

The Notes are the Company’s senior unsecured indebtedness and are guaranteed on a senior unsecured basis by the Guarantor. In addition, if a subsidiary of the Guarantor becomes a guarantor or an obligor in respect of certain indebtedness, such subsidiary will guarantee the Notes on the terms and subject to the conditions in the Indenture. The 2028 Notes bear interest at a rate of 4.550% per annum, accruing from April 9, 2018. Interest on the 2028 Notes is payable semi-annually in arrears on April 15 and October 15 of each year, commencing on October 15, 2018. The 2028 Notes will mature on April 15, 2028, subject to earlier repurchase or redemption in accordance with the terms of the Indenture. The 2048 Notes bear interest at a rate of 5.200% per annum, accruing from April 9, 2018. Interest on the 2048 Notes is payable semi-annually in arrears on April 15 and October 15 of each year, commencing on October 15, 2018. The 2048 Notes will mature on April 15, 2048, subject to earlier repurchase or redemption in accordance with the terms of the Indenture.

At any time and from time to time prior to the date that is three months prior to their maturity date in the case of the 2028 Notes and the date that is six months prior to their maturity date in the case of the 2048 Notes, the Company may redeem some or all of the Notes of the applicable series, upon not less than 30 nor more than 60 days’ prior notice, at a price equal to the greater of (1) 100% of the aggregate principal amount of any Notes being redeemed, and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed, in the case of the 2028 Notes, that would be due if the 2028 Notes matured on the date that is three months prior to their maturity date, and in the case of the 2048 Notes, that would be due if the 2048 Notes matured on the date that is six months prior to their maturity date, in each case, not including unpaid interest accrued to, but excluding, the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 30 basis points with respect to the 2028 Notes and 35 basis points with respect to the 2048 Notes, plus, in each case, unpaid interest on the Notes being redeemed accrued to, but excluding, the redemption date. If the Company experiences certain change of control events with respect to a series of Notes, it must offer to purchase all Notes of such series at a purchase price equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

The Indenture contains covenants that, among other things, restrict the Company’s and the Guarantor’s ability and the ability of certain of the Guarantor’s subsidiaries to enter into sale and leaseback transactions; create liens; and consolidate, merge or sell all or substantially all of the Company’s or the Guarantor’s assets. The Indenture also provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants, payment defaults or acceleration of other indebtedness, failure to pay certain judgments and certain events of bankruptcy and insolvency. These covenants and events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture. If an event of default with respect to the Notes of a series occurs under the Indenture, the principal amount of all of the Notes of such series then outstanding, plus accrued and unpaid interest, if any, to the date of acceleration, may become immediately due and payable.

The Company intends to use the net proceeds from the offering to redeem (i) all of the outstanding $650,000,000 principal amount of its 2.600% Senior Notes due 2018, (ii) all of the outstanding $500,000,000 principal amount of the Guarantor’s 3.000% Senior Notes due 2018 and (iii) $350,000,000 of the outstanding $500,000,000 principal amount of its 2.550% Senior Notes due 2019. On March 29, 2018, the Company and Guarantor delivered notices to The Bank of New York Mellon, as trustee, notifying the trustee of their election to redeem the foregoing series of notes on April 28, 2018. Such notes will be redeemed at a redemption price calculated in accordance with the applicable indenture, plus accrued and unpaid interest to April 28, 2018. The foregoing redemptions are conditioned upon the closing of the offering in form and substance satisfactory to the Company in its sole and absolute discretion.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Indenture, a copy of which is filed as Exhibit 4.1 hereto, and the Notes, the forms of which are contained in Exhibit 4.1, all of which are incorporated herein by reference.

Registration Rights Agreement

In connection with the offering of the Notes, the Company and the Guarantor entered into the Registration Rights Agreement pursuant to which the Company and the Guarantor will use commercially reasonable efforts (1) to file a registration statement (the “Exchange Offer Registration Statement”) with respect to an offer to exchange each series of Notes (each, an “Exchange Offer”) for new notes with the same aggregate principal amount and terms substantially identical in all material respects to the applicable series of Notes (except for the provisions relating to the transfer restrictions and payment of additional interest); (2) to cause the Exchange Offer Registration Statement to be declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act; and (3) to consummate the Exchange Offer not later than 365 days following the date of issuance of the Notes (the “Exchange Date”).

If the Company and the Guarantor determine that the Exchange Offer would violate any applicable law or applicable interpretations of the SEC or upon receipt of a written request (a “Shelf Request”) from any initial purchaser representing that it holds Notes that are or were ineligible to be exchanged in the Exchange Offer, the Company will use commercially reasonable efforts to (1) file a shelf registration statement covering resales of the Notes; (2) cause such shelf registration statement to become effective under the Securities Act; and (3) keep the shelf registration statement effective until the earliest of the date (i) when a registration statement with respect to such Notes has become effective under the Securities Act and such Notes have been exchanged or disposed of pursuant to such registration statement, (ii) when such Notes cease to be outstanding, (iii) except in the case of Notes that are held by an initial purchaser and that are ineligible to be exchanged in the Exchange Offer, when the Exchange Offer is consummated, (iv) when such Notes are freely tradeable, without restriction, under federal or state securities laws, (v) the date that is one year after the issue date of the Notes and (vi) the date when holders of the Notes, other than holders that are “affiliates” (as defined in Rule 144 promulgated under the Securities Act (“Rule 144”)) of the Company, are able to sell such Notes without restriction, and without reliance as to the availability of current public information, pursuant to Rule 144 (such date, the “Registration Rights Expiration Date”).

As to any series of Notes, if (1) the Exchange Offer, with respect to such series of notes, is not completed on or prior to the Exchange Date, (2) the shelf registration statement with respect to such series of notes, if required because the Company and the Guarantor determine that the Exchange Offer would violate any applicable law or applicable interpretations of the SEC, has not become effective on or prior to the Exchange Date, (3) the Company receives a Shelf Request and the shelf registration statement required to be filed thereby has not become effective by the later of (a) the Exchange Date and (b) 90 days after delivery of such Shelf Request or (4) the shelf registration statement, if required by the Registration Rights Agreement, has become effective and thereafter ceases to be effective or the prospectus contained therein ceases to be usable, in each case whether or not permitted by the Registration Rights Agreement, at any time prior to the Registration Rights Expiration Date, and such failure to remain effective or usable exists for more than 180 days (whether or not consecutive) in any 12-month period, each such event referred to in clauses (1) through (4), a “Registration Default,” then the interest rate on the Notes of such series will be increased by (i) 0.25% per annum for the first 90-day period beginning on the day immediately following such Registration Default and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until and including the date such Registration Default ends, up to a maximum increase of 0.50% per annum.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

The initial purchasers of the Notes have, from time to time, performed, are currently performing and may in the future perform, various financial advisory and commercial and investment banking services for the Company, for which they received or will receive customary fees and expenses.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 with respect to the Indenture is incorporated by reference into this item.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

To the extent that the Indenture and the Registration Rights Agreement included or incorporated by reference as exhibits to this Current Report on Form 8-K contain representations and warranties by the Company or the Guarantor, those representations and warranties were made solely for the benefit of the other parties to the Indenture and the Registration Rights Agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to the Company or Guarantor if those statements prove to be inaccurate; (ii) may have been qualified in the Indenture and the Registration Rights Agreement by disclosures that were made to the other parties in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the applicable agreement.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading.

Exhibit Number	Description

4.1	Indenture, dated as of April 9, 2018, among Mylan Inc., Mylan N.V., as guarantor, and The Bank of New York Mellon, as trustee.

4.2	Form of 4.550% Senior Notes due 2028 (included in Exhibit 4.1).

4.3	Form of 5.200% Senior Notes due 2048 (included in Exhibit 4.1).

10.1	Registration Rights Agreement, dated as of April 9, 2018, among Mylan Inc., Mylan N.V., as guarantor, and Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the initial purchasers of the Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN N.V.

Date: April 9, 2018	By:	/s/ Kenneth S. Parks
Kenneth S. Parks
Chief Financial Officer